Exhibit 23.1

Consent of the Independent Registered Public Accounting Firm

We consent to the reference of our firm under the caption “Experts” and to the use of our reports dated February 15, 2013, in Amendment No. 1 to the Registration Statement (Form S-3 No. 3333-173760) and related Prospectus of Time Warner Cable Inc. for the registration of debt securities, preferred stock, common stock, depositary shares, warrants, purchase contract, and units.

/s/ Ernst & Young LLP

New York, New York

February 15, 2013